Exhibit 99.1

Sequential Brands Group Announces 2015 Second Quarter Financial Results

•	Q2 Revenue increased 189% to $20.2 million vs. $7.0 million in the prior year quarter
•	Q2 Adjusted EBITDA increased 236% to $12.4 million vs. $3.7 million in the prior year quarter

•	Year-to-date Revenue increased 155% to $33.9 million vs. $13.3 million in the prior year period
•	Year-to-date Adjusted EBITDA increased 199% to $20.4 million vs. $6.8 million in the prior year period

New York, July 30, 2015 – Sequential Brands Group, Inc. (“Sequential” or the “Company”) (NASDAQ: SQBG) today announced financial results for the second quarter ended June 30, 2015.

Second Quarter 2015 Results:

Total revenue for the second quarter ended June 30, 2015 increased to $20.2 million, compared to $7.0 million in the prior year quarter. Adjusted EBITDA for the second quarter increased to $12.4 million, compared to $3.7 million in the prior year quarter. On a non-GAAP basis, net income for the second quarter was $3.3 million, or $0.08 per diluted share, compared to $1.1 million, or $0.04 per diluted share, in the prior year quarter. On a GAAP basis, net loss for the second quarter was ($1.3) million, or ($0.03) per diluted share, compared to ($0.6) million, or ($0.02) per diluted share, in the prior year quarter. See tables below for a reconciliation of GAAP to non-GAAP measures.

Yehuda Shmidman, Sequential's Chief Executive Officer, commented, “We are pleased to report strong results and continued momentum through the second quarter as we delivered significant revenue growth from our portfolio, fully integrated the Jessica Simpson brand into our platform, and signed a definitive agreement to acquire Martha Stewart Living Omnimedia.  Looking ahead, we remain focused on executing our playbook as we aim to exceed our long-term revenue and EBITDA goals.”

Year-to-Date 2015 Results:

Total revenue for the six months ended June 30, 2015 increased to $33.9 million, compared to $13.3 million in the prior year period. Adjusted EBITDA for the six months ended June 30, 2015 was $20.4 million, compared to $6.8 million in the prior year period. On a non-GAAP basis, net income for the six months ended June 30, 2015 was $4.6 million, or $0.11 per share, compared to $1.9 million, or $0.07 per share, in the prior year period. On a GAAP basis, net income for the six months ended June 30, 2015 was $0.1 million, or $0.00 per share, compared to approximately $0.1 million, or $0.01 per share, in the prior year period.

Financial Update:

For the year ending December 31, 2015, the Company is reiterating revenue guidance of $78.0 - $81.0 million with Adjusted EBITDA of $48.5 - $50.5 million. This guidance does not include the pending impact of the acquisition of Martha Stewart Living Omnimedia (“MSLO”). The Company’s contractual guaranteed minimum royalties for 2015 total more than $63 million. Consistent with the Company's historical quarterly results, the Company expects revenue for the full year 2015 to be weighted to the third and fourth quarters, with the fourth quarter being higher than the third quarter, due to seasonality in the businesses of many of the Company's licensees.

Martha Stewart Living Omnimedia Acquisition Update

At 11:59 p.m. on July 22, 2015, the 30-day “go-shop” period pursuant to the terms of the previously announced definitive merger agreement under which Sequential agreed to acquire 100% of the outstanding shares of MSLO expired.  None of the parties contacted by MSLO during the “go-shop” period notified MSLO by the deadline that they would be interested in pursuing an alternative transaction under the merger agreement.  The Company has caused the filing of a registration statement on Form S-4 related to the acquisition, which includes a proxy statement for the MSLO stockholder meeting. The parties to the merger agreement currently expect to complete the acquisition in 2015 following the satisfaction of customary closing conditions, including adoption of the merger agreement by MSLO’s stockholders.

Investor Call and Webcast:

Management will provide further commentary today, July 30, 2015, on the Company's financial results via a conference call and webcast beginning at approximately 10:00am ET. To join the conference call, please dial (877) 407-0789 or visit the investor relations page on the Company's website www.sequentialbrandsgroup.com.

Non-GAAP Financial Measures:

See reconciliation tables below for non-GAAP financial measures. These non-GAAP financial measures may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. GAAP. Any financial measure other than those prepared in accordance with U.S. GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (NASDAQ: SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the fashion, active and lifestyle categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world.

For more information, please visit Sequential's corporate website at: www.sequentialbrandsgroup.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management.  The Company's actual results could differ materially from those stated or implied in forward-looking statements.  Forward-looking statements include statements concerning guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "forecasts," "projects," "aims," "targets," "may," "will," "should," "can," the negatives thereof, variations thereon and similar expressions.  Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions.  Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company and MSLO have filed with the Securities and Exchange Commission (“SEC”); (ii) general economic, market, or business conditions; (iii) risks associated with the ability to consummate the transaction and the timing of the closing of the transaction; (iv) the ability to successfully integrate the Company’s and MSLO’s operations and employees; (v) the ability to realize anticipated benefits and synergies of the transaction; (vi) the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, licensees, customers and competitors; and (vii) other circumstances beyond the Company's control. Refer to section entitled "Risk Factors" set forth in each of the Company's and MSLO’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of important risks, uncertainties and other factors that may affect the Company’s business, results of operations and financial condition. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is not under any obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where To Find It

The proposed transaction involving Sequential and MSLO will be submitted to the stockholders of MSLO for their consideration.  In connection with the proposed transaction, on July 29, 2015, Singer Madeline Holdings, Inc. (“TopCo”) filed with the SEC a registration statement on Form S-4 (the “Registration Statement”), which includes a prospectus with respect to the shares to be issued in the proposed transaction, and a preliminary proxy statement for the stockholders of MSLO and a preliminary information statement for the stockholders of Sequential (the “Combined Statement”). After it has been declared effective, each of MSLO and Sequential will mail the Combined Statement to their respective stockholders. The Registration Statement and the Combined Statement contain important information about the proposed transaction and related matters.  SECURITY HOLDERS ARE URGED AND ADVISED TO READ THE REGISTRATION STATEMENT AND THE COMBINED STATEMENT CAREFULLY, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AND ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  The Registration Statement, the Combined Statement and other relevant materials (when they become available) and any other documents filed or furnished by MSLO, Sequential or TopCo with the SEC may be obtained free of charge at the SEC's website at www.sec.gov.  In addition, security holders will be able to obtain free copies of the Registration Statement and the Combined Statement from Sequential by going to its investor relations page on its corporate website at ir.sequentialbrandsgroup.com and from MSLO on its investor relations page on its corporate website at www.marthastewart.com/ir.

Participants in the Solicitation

MSLO, Sequential, their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Sequential's directors and executive officers is set forth in its definitive proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 16, 2015, and information about MSLO's directors and executive officers is set forth in its amendment to its Annual Report on Form 10-K/A for the calendar year ended December 31, 2014, which was filed with the SEC on April 27, 2015.  These documents are available free of charge from the sources indicated above, from Sequential by going to its investor relations page on its corporate website at ir.sequentialbrandsgroup.com and from MSLO on its investor relations page on its corporate website at www.marthastewart.com/ir.

Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction is included in the Registration Statement and the Combined Statement.

Contact:

Gary Klein, CFO

Sequential Brands Group, Inc.

(646) 564-2577

gklein@sbg-ny.com

ICR:

Rachel Schacter / John Rouleau

(203)-682-8200

Rachel.schacter@icrinc.com

Condensed Consolidated Income Statements:

(in thousands, except earnings per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net revenue	$20,235	$7,003	$33,852	$13,265
Operating expenses	11,925	6,436	20,601	10,186
Income from operations	8,310	567	13,251	3,079
Other income	-	-	700	2
Interest expense	7,792	1,231	10,952	2,501
Income (loss) before income taxes	518	(664)	2,999	580
(Benefit) provison for income taxes	(31)	(149)	888	248
Net income (loss)	549	(515)	2,111	332
Net income attributable to non-controlling interest	(1,876)	(92)	(1,994)	(197)
Net (loss) income attributable to Sequential Brands Group, Inc. and Subsidiaries	$(1,327)	$(607)	$117	$135

(Loss) earnings per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic	$(0.03)	$(0.02)	$0.00	$0.01
Diluted	$(0.03)	$(0.02)	$0.00	$0.01

Weighted-average common shares outstanding:
Basic	39,322,256	25,119,788	39,181,904	24,911,564
Diluted	39,322,256	25,119,788	41,373,880	26,629,832

Select Balance Sheet Items:

(in thousands)	(Unaudited)
	Jun. 30, 2015	Dec. 31, 2014

Total Assets	$749,272	$526,363
Total Liabilities	$412,295	$261,463
Total Equity	$336,977	$264,900

Non-GAAP Financial Measure Reconciliation

(in thousands, except earnings per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

GAAP net (loss) income attributable to Sequential Brands Group, Inc.	$(1,327)	$(607)	$117	$135

Adjustments:
Deal costs (a)	4,026	1,788	4,326	1,842
Non-cash mark-to-market stock-based compensation expense (b)	310	297	280	361
Gain on sale of People's Liberation brand (c)	-	-	(700)	-
Write-off of deferred financing costs (d)	2,119	-	2,119	-
Brand Matter LLC purchase price adjustment (e)	-	550	-	550
Tax effect of above items	(2,260)	(909)	(2,109)	(950)
Adjustment to taxes (f)	444	-	536	-
Total non-GAAP adjustments	4,639	1,726	4,452	1,803

Non-GAAP net income (1)	$3,312	$1,119	$4,569	$1,938

Non-GAAP weighted average diluted shares (g)	41,575,332	26,920,954	41,373,880	26,629,832

	(Unaudited)		(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
DILUTED EPS:	2015	2014	2015	2014

GAAP (loss) earnings per share attributable to Sequential Brands Group, Inc.	$(0.03)	$(0.02)	$0.00	$0.01

Adjustments:
Deal costs (a)	0.10	0.07	0.11	0.07
Non-cash mark-to-market stock-based compensation expense (b)	0.01	0.01	0.01	0.01
Gain on sale of People's Liberation brand (c)	-	-	(0.02)	-
Write-off of deferred financing costs (d)	0.05	-	0.05	-
Brand Matter LLC purchase price adjustment (e)	-	0.02	-	0.02
Tax effect of above items	(0.05)	(0.04)	(0.05)	(0.04)
Adjustment to taxes (f)	0.01	-	0.01	-
Total non-GAAP adjustments	$0.11	$0.06	$0.11	$0.06

Non-GAAP earnings per share (1)	$0.08	$0.04	$0.11	$0.07

	(Unaudited)		(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

GAAP net (loss) income attributable to Sequential Brands Group, Inc.	$(1,327)	$(607)	$117	$135

Adjustments:
Taxes	(31)	(150)	888	248
Interest expense, net	7,792	1,231	10,952	2,501
Non-cash compensation	1,524	662	4,055	1,125
Depreciation and amortization	432	225	810	430
Deal costs (a)	4,026	1,788	4,326	1,842
Gain on sale of People's Liberation brand (c)	-	-	(700)	-
Brand Matter LLC purchase price adjustment (e)	-	550	-	550
	13,743	4,306	20,331	6,696

Adjusted EBITDA (2)	$12,416	$3,699	$20,448	$6,831

(1)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net (loss) income excluding deal costs, mark-to-market adjustments to non-cash stock-based compensation provided to consultants, gain on sale of People's Liberation brand, write-off of deferred financing costs and Brand Matter LLC purchase price adjustment. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results on a cash basis.

(2)	Adjusted EBITDA is defined as net (loss) income, excluding interest income or expense, taxes, depreciation and amortization, and excluding deal costs, non-cash compensation, gain on sale of People's Liberation brand and Brand Matter LLC purchase price adjustment. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(a)	Represents deal related costs for certain of the Company's acquisitions.

(b)	Represents the mark-to-market adjustments to non-cash stock-based compensation provided to non-employees.

(c)	Represents the gain on sale of the People's Liberation brand in Q1 2015.

(d)	Represents the write-off of existing deferred financing costs as a result of the extinguishment of the Company's second lien term facility, in accordance with GAAP.

(e)	Represents the settlement and legal costs related to a pre-acquisition litigation matter in which Brand Matter LLC was named as an affiliate.

(f)	Represents the adjustment to taxes in 2015 to reflect a statutory tax rate of 35% for comparability purposes in the future. 2014 does not reflect a tax adjustment.

(g)	The Company referred to non-GAAP net income as its basis for determining the weighted average diluted share count to use in its calculation of non-GAAP net income per share

Reconciliation of Non-GAAP Adjustment to Taxes

(in thousands, except statutory tax rate) *

	(Unaudited)	(Unaudited)
	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015

GAAP pre-tax net income	$518	$2,999
Less: Net income attributable to non-controlling interest	(1,876)	(1,994)
	(1,358)	1,005

Non-GAAP adjustments:
Deal costs (a)	4,026	4,326
Non-cash mark-to-market stock-based compensation expense (b)	310	280
Gain on sale of People's Liberation brand (c)	-	(700)
Write-off of deferred financing costs (d)	2,119	2,119
Total non-GAAP adjustments	6,455	6,025

Non-GAAP pre-tax net income	$5,097	$7,030

Provision for taxes	(31)	888
35% tax effect of Non-GAAP adjustments above	2,260	2,109
Adjustment to taxes (e)	(444)	(536)
Normalized taxes	1,785	2,461

Statutory tax rate	35%	35%

(a)	Represents deal related costs for certain of the Company's acquisitions.

(b)	Represents the mark-to-market adjustments to non-cash stock-based compensation provided to non-employees.

(c)	Represents the gain on sale of the People's Liberation brand in Q1 2015.

(d)	Represents the write-off of existing deferred financing costs as a result of the extinguishment of the Company's second lien term facility, in accordance with GAAP.

(e)	Represents the adjustment of taxes to reflect a statutory tax rate of 35% for comparability purposes in the future.

*	This table illustrates the calculation of the adjustment to taxes necessary to give effect to a statutory tax rate of 35% that we estimate would be applied to the Company's income, absent non-recurring items.

Non-GAAP Financial Measure Reconciliation - Projected Fiscal Year 2015
(in thousands)

	(Unaudited)
	Year ending December 31, 2015
	High	Low
GAAP net income attributable to Sequential Brands Group, Inc.	$12,455	$11,155

Adjustments:
Interest expense, net	19,604	19,604
Depreciation and amortization	1,724	1,724
Taxes	6,707	6,007
Estimated deal costs and other (a)	4,326	4,326
Non-cash compensation - performance based awards (b)	3,434	3,434
Non-cash compensation - restricted stock (c)	2,250	2,250
	38,045	37,345

Adjusted EBITDA (1)	$50,500	$48,500

(1)	Adjusted EBITDA is defined as net income, excluding interest income or expense, taxes, depreciation and amortization, and excluding estimated deal costs and other and non-cash compensation. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(a)	Represents deal and other one-time costs related to the Company's acquisition transactions primarily related to legal, advisory and accounting costs that are not representative of the Company's day-to-day licensing business.

(b)	Represents non-cash expenses related to (1) 210,500 performance based awards granted under the Company's 2013 Stock Incentive Compensation Plan and (2) 153,389 performance based awards for the 2015 portion granted under the Company's 2013 Stock Incentive Compensation Plan which the Company anticipates will be earned in 2015. Excludes (1) future mark-to-market adjustments to non-cash compensation provided to consultants for performance based awards and (2) 195,444 performance based awards which the Company does not anticipate will be earned at this time.

(c)	Excludes future mark-to-market adjustments to non-cash compensation provided to consultants.